SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is made and entered by and between GILBERT FIORENTINO (“Fiorentino”) and SYSTEMAX INC. and its subsidiaries and affiliates (“Systemax”).

W I T N E S S E T H:

WHEREAS, disputes have arisen between Fiorentino and Systemax (collectively, “the Parties”).

WHEREAS, the Parties do now desire and hereby resolve to fully, completely, and finally settle any and all asserted and unasserted disputes, differences, claims, charges, suits, causes of action, allegations, and issues which do or may exist between them through the Effective Date (defined below) of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein contained, which each of the Parties hereto hereby acknowledges constitute good, valuable, and sufficient consideration, the Parties, intending to be legally bound, do hereby agree to a complete and final settlement of all disputes, differences, claims, charges, suits, causes of action, allegations, issues, and other matters, asserted or unasserted, which do or may exist between them, except as provided herein, on the following terms and conditions:

1. Recitations:  The above recitals are true and correct and are incorporated herein as material parts of this Agreement.

2. Effective Date:  The Parties agree that the Effective Date of this Agreement is May 6, 2011.

3. No Admission Of Liability Or Wrongdoing:  This settlement and this Agreement are not intended to, nor shall they, be deemed evidence or an admission of either liability or wrongdoing by any Party.  Instead, this settlement and this Agreement are a compromise of disputed claims and have been entered into by the Parties solely for the purpose of avoiding the costs and inconvenience of litigation.

4. Payment and Other Terms:  In full consideration of the Parties’ execution of this Agreement, and their agreement to be legally bound by its terms, the Parties agree as follows:

(a)           Within five (5) business days of the Effective Date of this Agreement, Fiorentino agrees to sell, transfer and assign all of his right, title and interest in 450,000 shares of common stock of Systemax (the “Shares”) to Systemax by instructing Fiorentino’s broker to deliver the Shares electronically via DWAC withdrawal to Systemax’s stock transfer agent, American Stock Transfer Company (“AST”) (http://www.amstock.com) for deposit into Systemax’s treasury account with AST (or in the case of certificated shares by delivering by overnight courier such shares to AST)  simultaneously with his execution hereof, and taking any other action necessary to transfer ownership of the shares to Systemax or its treasury.  Fiorentino represents and warrants that he is the sole owner of the Shares and that he has not sold, mortgaged, liened, pledged or otherwise transferred, directly or indirectly, in whole or in part, any interest of any nature whatsoever in the Shares.

(b)           Fiorentino agrees to forfeit  the sum of $480,000.00 in repayment of his net bonus for fiscal year 2010, which sum shall be paid to Systemax no later than five (5) business days of the Effective Date of this Agreement.

(c)           Fiorentino expressly acknowledges and agrees that any and all shares of restricted stock and restricted stock units granted to Fiorentino under the Systemax Inc. Restricted Stock Unit Agreement, whether vested or unvested, that are held by Fiorentino (representing no less than 300,000 shares or units of restricted stock) as of the Effective Date of this Agreement, are hereby terminated and of no further force and effect.

(d)           Fiorentino expressly acknowledges and agrees that all Systemax stock options granted to Fiorentino by Systemax, vested or unvested, whether or not exercisable, that are held  by Fiorentino as of the Effective Date of this Agreement (representing options to purchase no less than 580,001 shares of Systemax stock), are hereby terminated and of no further force and effect.

(e)           Fiorentino’s payments in this Section 4 are remedial in nature to compensate Systemax.

(f)           Fiorentino represents and warrants that the personal net worth of Fiorentino, his wife, and his children has been truly and accurately set forth in a statement provided prior to execution of this Agreement. As of the Effective Date of this Agreement, Fiorentino and Fiorentino’s wife provided a sworn financial statement identifying any and all assets owned (whether individually or jointly or in trust) by Fiorentino and his wife as of the Effective Date of this Agreement.  In addition to disclosing the value of all assets, the sworn financial statement shall include the following information: (i) for all bank and investment accounts, Fiorentino shall identify the account number and shall separately provide the month-end statements for December 31, 2010 and April 30, 2011, and represents and warrants that, since December 31, 2010, there have been no material increases or decreases in the amount being disclosed other than for cash increase due to receipt of bonus from Systemax; (ii) for all real estate, the address of the property; (iii) for automobiles and boats, the location of any such vehicles or vessels; and (iv) disclosures that appropriately identify all other assets.  Fiorentino shall supplement this sworn financial statement immediately upon the determination that the statement, as originally submitted, was incorrect or incomplete.  Any asset disclosed in any such supplement, as well as any undisclosed asset otherwise discovered by or reported to Systemax, that materially differs in a value greater than $30,000.00 from the statement or representation of current personal net worth, shall be immediately forfeited to Systemax within five (5) days of such supplement, discovery, or report.  The financial statement referenced in this paragraph shall be confidential and shall not be publicly disclosed by Systemax.  Fiorentino further represents and warrants that he has not transferred any assets outside of the United States since January 1, 2011.

(g)           Fiorentino acknowledges and agrees that as of the Effective Date of this Agreement, Systemax does not owe Fiorentino any unpaid wages or any additional compensation, benefits, perquisites, indemnification, insurance, or payments of any nature.

(h)           Fiorentino represents and warrants that he has returned or within five (5) business days will return any and all property owned by Systemax that is in his possession, custody, or control.  Such property includes, but is not limited to, Blackberry devices, laptops and cell phones, papers, data, notes, files, documents, equipment, customer, vendor and other lists, Systemax product procurement, pricing and margin information programs, software, disks and other materials, and the books and records identified in Paragraph 6.5 of the Employment Agreement.

(i)           Fiorentino shall not (unless specifically directed to by a Systemax officer) appear in person at Systemax’s, or any of its subsidiaries’, related entities’ or divisions’ offices, distribution facility, retail location or any other company location.

5. General Releases And Covenants Not To Sue:

This settlement is intended to resolve all claims or potential claims between or amongst the Parties including, but not limited to, contingent claims, liquidated claims, unliquidated claims, known and unknown claims, accrued or unaccrued claims, matured or un-matured claims, disclosed or undisclosed claims, and any assertions of any nature that have or could have been raised between the Parties arising out of any matter whatsoever from the beginning of time to the date hereof including, but not limited to, all claims that have been, or could have been raised, EXCEPTING only those matters identified herein.  The Parties acknowledge that each has been and are represented by counsel in connection with this Agreement; that each and their counsel have had possession of or access to all material information necessary to evaluate the benefits and detriments of this Agreement; that no Party is entitled to, or has, relied upon any representation made by the other Party or their counsel, or any duty to disclose on the part of any other Party or their counsel, and that this Agreement is being entered into freely, voluntarily, and without any threat of coercion, duress, or other improper means.  The Parties further acknowledge that this Agreement covers all potential claims of any nature including claims of which the releasing Party was unaware at the time this Agreement was executed, and claims that this Agreement was procured by fraudulent inducement or any other improper means.  See, Mazzoni Farms, Inc. vs. E.I. Dupont Dumores & Co., 261 So. 2d 306 (Fla. 2000); See also Pettinelli v. Danzig, 722 F.2d 706 (11th Cir. 1984).

(a)           Consistent with the intent of the Parties as set forth above, Fiorentino, his agents, personal representatives, successors, beneficiaries, heirs, and assigns (collectively, the “Fiorentino Releasors”), for valuable consideration received from or on behalf of Systemax, hereby remise, release, acquit, satisfy, and forever discharge Systemax and Tiger Direct, Inc., any officers, directors, employees, agents, and any entities related to or affiliated with Systemax and Tiger Direct, Inc., and any other subsidiaries, affiliates, partners, shareholders, sole proprietorships, corporations, limited liability companies, or any other entities controlled by Systemax and Tiger Direct, Inc., or claiming by, through or under Systemax and Tiger Direct, Inc., and each of their other respective members, managers, stockholders, principals, current and former employees, officers and directors, parents, subsidiaries, divisions, legal representatives, and each of Systemax’s and Tiger Direct, Inc.’s predecessors, successors, beneficiaries, heirs, and assigns (collectively, the “Systemax Releasees”), of and from any, and all manner of, claims, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, and demands whatsoever, in law or in equity, known or unknown, matured or unmatured, which the Fiorentino Releasors ever had, now have, or which the Fiorentino Releasors hereafter can, shall or may have, against any of the Systemax Releasees, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective Date of this Agreement including, without limitation, any of the foregoing arising out of or pursuant to: any contract, express or implied, written or oral; Fiorentino’s employment with Systemax and/or his terms and conditions of employment, termination of employment, or performance of services for Systemax, any and all claims for breach of Systemax’s policies, rules, regulations, or handbooks or for breach of express or implied contracts, including but not limited to the Employment Agreement entered into on October 12, 2004 by and between Systemax and Fiorentino, as amended, and the transactions contemplated thereby and referenced therein (the “Employment Agreement”); expressed or implied covenants of good faith and fair dealing; any and all claims of wrongful discharge, defamation, libel or slander, invasion of privacy, violation of public policy, tort, tortious or harassing conduct, retaliation, mental or emotional distress or any other personal injury; and any and all claims for back pay, front pay, or any kind of compensatory, special or consequential damages, punitive or liquidated damages, attorney’s fees, costs, disbursements or expenses of any kind whatsoever, except those obligations expressly provided for herein.  This release applies to, but is not limited to, any and all claims relating to a wrongful, premature or discriminatory termination of Fiorentino’s employment, or discriminatory terms and conditions of employment, and any claims of discrimination, harassment, or retaliation arising under the Civil Rights Acts of 1866, 1871, 1964 and/or 1991, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act, the Vietnam Era Veterans Readjustment Assistance Act of 1974, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Occupational Safety and Health Act, the Florida Civil Rights Act, Fla. Stat. § 760.01 et seq., the Florida Whistle Blower Protection Act, Fla. Stat § 448.101 et seq., the Florida Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim – Fla. Stat. § 440.205, the Florida Wage Discrimination Law, Fla. Stat. § 448.07, the Florida Equal Pay Law, Fla. Stat. § 725.07 and Fla. Stat. § 448.007, the Florida AIDS Act, Fla. Stat. §110.1125, § 381.00 and § 760.50,  the Florida Discrimination on the Basis of Sickle Cell Trait Law, Fla. Stat. § 448.075 et seq., the Florida OSHA – Fla. Stat. § 442.018(2), the Florida Wage Payment Laws, Fla. Stat. § 448.01, § 448.08, Florida’s Preservation and Protection to Keep and Bear Arms in Motor Vehicles Act of 2008, the Florida Domestic and Sexual Violence Leave Act, The Miami-Dade County, Florida, Code, the United States and State of Florida Constitutions, and/or any other federal, state (including without limitation Florida), or local laws, rules, or regulations regulating employment and/or prohibiting discrimination on the basis of race, color, creed, national origin, age, sex, sexual orientation, marital status, union activity, or any other form of illegal discrimination. This release and waiver of claims also applies to any claims under any other federal, state or local law, or breach of contract or common law, defamation, infliction of emotional distress or other tort, or claims for attorneys’ fees or other injury.  This release, however, shall not include any rights or remedies contained in or arising from: (i) any of the Parties’ obligations set forth in this Agreement; (ii) any matter, claim, action or cause of action arising after the Effective Date of this Agreement; and/or (iii) any claim that may not, as a matter of law, be released or waived, including but not limited to claims under the Fair Labor Standards Act, for benefits under the Workers’ Compensation Law, and for vested benefits under any ERISA plan.

(b)           Except as set forth in the last two sentences of this subsection, Systemax, its employees, agents, and attorneys, and any entities related to or affiliated with Systemax, and any other partners, shareholders, sole proprietorships, corporations, limited liability companies, or any other entities controlled by Systemax or claiming by, through or under Systemax including each of its respective members, managers, stockholders, principals, current and former employees, officers and directors, parents, subsidiaries, divisions, legal representatives, and each of Systemax’s predecessors, successors, beneficiaries, heirs, and assigns (collectively, the “Systemax Releasors”), for valuable consideration received from or on behalf of Fiorentino, hereby remise, release, acquit, satisfy, and forever discharge Fiorentino, his wife, his children, his agents, personal representatives, successors, beneficiaries, heirs, and assigns (collectively, the “Fiorentino Releasees”), of and from any, and all manner of, claims, action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, and demands whatsoever, in law or in equity, known or unknown, matured or unmatured, which the Systemax Releasors ever had, now have, or which the Systemax Releasors, hereafter can, shall or may have, against any of the Fiorentino Releasees, for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the Effective Date of this Agreement.  This release shall not include the release of any rights or remedies contained in or arising from: (i) any of the Parties’ obligations set forth in this Agreement and/or (ii) any matter, claim, action or cause of action arising after the Effective Date of this Agreement.  This release shall not be construed to constitute a release of any claims against Carl Fiorentino or Patrick Fiorentino, and nothing in the description of the term “Fiorentino Releasees” shall be construed to include these individuals as part of any release given by Systemax.

(c)           Each Party represents that it has not filed any complaints or charges against the other Party as of the date of this Agreement.  Except to enforce this Agreement, each Party covenants and agrees never, individually or with any person or in any way, to commence, participate in, aid in any way, or cause or permit to be commenced against the other Party, or any of its officers, directors, partners, agents, servants, employees, attorneys or other legal representatives, parent, successors, assigns, subsidiaries, divisions, and affiliates (excluding insurance companies), any civil action or other civil proceeding, formal or informal, based upon any claim, demand, cause of action, obligation, damage, or liability that has been released pursuant to this paragraph 5 of this Agreement.

(d)           Nothing in this Agreement shall be construed to restrict Fiorentino’s right to file a charge with the Equal Employment Opportunity Commission, the National Labor Relations Board, or any other federal, state or local administrative agency, or provide information to or assist any other person in any matter before such agency. However, Fiorentino agrees that he shall not be entitled to receive any personal monetary relief as a consequence of or in connection with any such charge, with respect to any claim waived or released under this Agreement, and Fiorentino expressly waives any such personal claim or entitlement.

6. Resignation and Employee Benefits

Fiorentino agrees that as a condition precedent of this Agreement, he will immediately resign from his employment with Systemax and from his position as Director of Systemax.  Systemax agrees to accept Fiorentino’s resignation and to waive the notice requirements pertaining to resignation contained in the Employment Agreement.  Fiorentino further agrees that he will not re-apply for employment with Systemax, nor will he seek reinstatement at Systemax, nor will Fiorentino work on the property of Systemax, as a contractor or otherwise, in the future.  Systemax will have no obligation to re-employ Fiorentino in the future.  Fiorentino acknowledges and agrees that this provision is purely contractual and is in no way involuntary, discriminatory, or retaliatory.

Fiorentino and Systemax will cooperate to promptly (i) cause Fiorentino’s 401(k) benefit plan account funds to be transferred and rolled over to an account designated in writing by Fiorentino and (ii) to permit Fiorentino, at his expense including any applicable premiums (pro rated for the period of coverage after the date hereof), to assume and have assigned and transferred to him any of Systemax’s current life, supplemental life and disability insurance policy coverages currently carried by Systemax for the benefit of Fiorentino and/or his beneficiaries, but only to the extent so assignable and transferable under the applicable terms thereof.  Within five (5) business days of the Effective Date, Systemax will return to Fiorentino, or his designated agent, Mr. Fiorentino’s clothing and remaining wine from his former office.

7. Non-Competition, Non-Solicitation, and Other Restrictive Covenants

Fiorentino agrees that the terms and conditions contained in Section 6 of the Employment Agreement shall remain in full force and effect and shall survive his resignation from Systemax, except that the definition of “Non-Compete Period” therein is hereby amended to be the five (5) -year period immediately following the date of execution of this Agreement.  Fiorentino further acknowledges that Systemax’s release provided in Section 5 hereof and other agreements herein are in consideration for, and constitute sufficient consideration for, the promises set forth in Section 6 of the Employment Agreement incorporated herein, Fiorentino’s release set forth in Section 5 hereof and his obligations under Section 7, 8 and 10 hereof, which are material terms of this Agreement inducing Systemax to enter herein. Fiorentino further acknowledges that the restrictions contained in Section 6 of the Employment Agreement incorporated herein and Section 7, 8 and 10 hereof will not prevent him from obtaining other suitable employment commensurate with his skills and abilities.

Fiorentino and Systemax agree that it is their mutual intent that Systemax’s interests in its Confidential Information (as described in Section 6 of the Employment Agreement), human resources, and goodwill be protected to the maximum extent permitted by law, but not beyond.  Therefore, Fiorentino and Systemax agree that, should a court find that any restrictions as written in this Agreement are excessive due to duration, scope, territory covered, or otherwise, the court may revise the restrictions to the extent necessary for enforcement and shall enforce the Agreement as so revised.

In addition, for a period of five (5) years from the Effective Date of this Agreement, Fiorentino shall not, either directly or indirectly, separately or in association with others, communicate or have any contact with (whether by phone, e-mail or in person or by other means) any employee, officer or director of Systemax or its affiliates for any reason related to Systemax except as expressly agreed to in advance by an executive officer of Systemax.  Except as otherwise expressly provided herein, for a period of five (5) years from the Effective Date of this Agreement, Fiorentino shall not (unless specifically directed to by an executive officer of Systemax) appear in person at Systemax’s offices, distribution facility, retail location, call center or any other Systemax location, but shall fully cooperate through his counsel with Systemax and shall use his best efforts during normal business hours to answer any questions any Systemax representative may have concerning Systemax’s operations.  In the event that Fiorentino is called to testify or otherwise participate in any litigation relating to Systemax or its subsidiaries, he shall not be entitled to any reimbursement or compensation for expenses related to such participation.

8. Non-Disparagement:

Each Party agrees that he or it shall not, directly or indirectly, neither personally nor through other persons or entities, orally, in writing, nor in any form, make any statement that is false, disparaging or malicious about the other Party or any director, officer or employee of the other Party or its affiliates, past, present or future, which is injurious (whether or not legally constituting libel or slander) to the business or operations of the other Party or any such affiliates or any of them, or which may in any material respect interfere with the goodwill of any of the other Party or its affiliates or its relations with customers, employees or suppliers, past, present or future; provided, however, that nothing herein shall limit, restrict, or affect in any way a Party’s obligation to provide truthful testimony if requested or compelled to testify under oath pursuant to a lawfully issued subpoena or other judicial process, a Party’s compliance with securities or tax laws and/or investigations or inquiries by regulatory and/or stock exchange officials, or Systemax’s conduct of legal proceedings against persons or entities other than Fiorentino with respect to the disputes that have arisen between Fiorentino and Systemax and are being settled hereby.

9. Press Release:

Notwithstanding paragraph 8 of this Agreement, Systemax shall have the right, but not the obligation, to issue a press release or other public disclosure that Systemax conducted an independent investigation of Fiorentino, that Systemax put Fiorentino on administrative leave as a result of that investigation with the intent to terminate Fiorentino for cause, that Fiorentino resigned from his positions at Systemax and its affiliates, and that Fiorentino agreed to the terms set forth in this Agreement, including the specific terms set forth in Section 4, 5 and 7 hereof.

10. Cooperation:

Without waiving any privileges to which he is entitled, Fiorentino agrees to cooperate through his counsel with Systemax in its ongoing investigations related to the disputes that have arisen between Fiorentino and Systemax and are being settled hereby.  Fiorentino will provide information via attorney proffer related to the matters that were the subject of the investigation by the Audit Committee of the Board referred to in the letter to Fiorentino dated April 18, 2011, including but not limited to vendors, agents and current and former employees of Systemax, and/or its subsidiaries, affiliates and divisions.  Without waiving any privileges to which he is entitled, Fiorentino also agrees to cooperate with and assist Systemax and its counsel in the defense of any and all legal proceedings arising from facts and circumstances occurring during the period Fiorentino was employed by Systemax, as well as in any efforts by Systemax to recover loss it has sustained under its insurance policies.  Fiorentino further agrees to fully cooperate with Systemax, and shall use his best efforts during normal business hours, through counsel, to answer any questions any Systemax representative may have concerning Systemax’s, and/or its subsidiaries’, affiliates’ and divisions’, operations.

11. Notice:  Each notice (“Notice”) provided for under this Agreement must comply with the requirements as set forth in this paragraph.  Each Notice shall be in writing and sent by electronic mail, facsimile or overnight mail with a nationally recognized overnight courier service that obtains receipts (such as Federal Express or UPS Next Day Air), addressed to the appropriate Party (and marked to a particular individual’s attention, if so indicated) as hereinafter provided.  Each Notice shall be effective upon being so mailed, telecopied or deposited, but the time period in which a response to any Notice must be given or any action taken with respect thereto shall commence to run from the date of receipt of the Notice by the addressee thereof, as evidenced by the return receipt.  Rejection or other refusal by the addressee to accept or the inability to deliver because of a changed address of which no Notice was given shall be deemed to be the receipt of the Notice sent.  Any Party shall have the right from time to time to change the address or individual’s attention set forth in this paragraph by giving to the other Party at least ten (10) days prior written notice thereof.  The Parties’ addresses for providing Notices hereunder shall be as follows:

If to Systemax:	Richard Leeds Chief Executive Officer Systemax Inc. 11 Harbor Park Drive Port Washington, NY 11050
with copies to:
Curt Rush
General Counsel
Systemax Inc.
11 Harbor Park Drive
Port Washington, NY 11050
516-608-7608
E-mail: crush@systemax.com

and

Akerman Senterfitt
One Southeast Third Avenue, Suite 2500
Miami, FL 33131
Attn: Michael C. Marsh, Esq.
E-mail: michael.marsh@akerman.com

If to Fiorentino:	Gilbert Fiorentino Four Seasons Residence 1425 Brickell Avenue, Apt. 66E Miami, FL 33131
with copies to:	Robert K. Burlington, Esq. Coffey Burlington Office in the Grove, Penthouse 2699 S. Bayshore Drive Miami, FL 33133 E-mail: rkb@coffeyburlington.com

12. Entire Agreement:

This Agreement contains the entire agreement between the Parties, and supersedes any and all other agreements, either oral or in writing, between Systemax and Fiorentino, with respect to the subject matter hereof, including but not limited to the Employment Agreement, Systemax Inc. Restricted Stock Unit Agreement, and Systemax Inc. 1999 Long-Term Stock Incentive Plan (as amended), except as expressly provided herein.

13. Construction Of Agreement:

The terms of this Agreement are contractual and not mere recitals and no other contract, promise, or inducement has been made to Systemax by Fiorentino or to Fiorentino by Systemax, other than as set forth herein.  This Agreement is the sole agreement of the Parties on the matters set forth herein, all other prior written or oral agreements being expressly merged herein as the Parties’ final expression of their agreement.  Counsel for each of the Parties has had an active role in the drafting of this Agreement such that they shall not be construed more strictly against any Party as the drafter.

14. Agreement Voluntarily Executed:

Each Party states and acknowledges that he/it has entered into this Agreement of his/its own free will, that this Agreement is the product of arms’ length negotiations between sophisticated parties of equal bargaining power, that he/it has had the opportunity to consult an attorney or other advisor prior to executing this Agreement, and that he/it fully understands and agrees with all of the terms of this Agreement.  Each of the Parties acknowledges that he/it is represented by counsel in connection with executing this Agreement, and has had a sufficient amount of time to consider this Agreement, in accordance with all federal and state laws, and freely consult counsel of his/its choice prior to executing this Agreement.

15. Modification:  No change, modification, or waiver of any provision of this Agreement or any exhibit hereto shall be valid or binding unless it is in writing and signed by all Parties to this Agreement.

16. Agreement Is Binding:  This Agreement is binding upon all Parties and their respective successors, heirs, assigns, representatives, agents, attorneys, and accountants.

17. No Further Consideration:  The Parties acknowledge and agree that no consideration, other than as set forth in this Agreement, has been or will be furnished.

18. Systemax’s Available Remedies:  Fiorentino acknowledges and agrees that Systemax’s remedies at law for a breach or threatened breach by Fiorentino of any of the provisions set forth in Section 5, 7, 8 and 10 hereof would be inadequate and that Systemax would suffer irreparable damages as a result of such breach or threatened breach.  Therefore, in addition to any remedies at law, in the event of any violation by Fiorentino of the commitments in Section 5, 7, 8 or 10 hereof, Systemax shall be entitled to bring an action in any court of competent jurisdiction for the purpose of obtaining equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may be available, and shall be entitled to recover from Fiorentino its reasonable attorneys’ fees and costs if Systemax prevails.

19. Governing Law and Jurisdiction:  This Agreement shall be deemed to be made and entered into in the State of Florida, and shall in all respects be interpreted, enforced and governed under the laws of Florida, without giving effect to any conflict of laws principles.  The Parties expressly consent to the exclusive jurisdiction and exclusive venue of any Court of competent jurisdiction in Miami-Dade County, Florida, and all Parties waive any defense of lack of personal jurisdiction in Florida.

20. Selective Enforcement:  The Parties agree that the failure of a Party to enforce or exercise any right, condition, term or provision of this Agreement shall not be construed as or deemed to be a waiver or relinquishment thereof, and the same shall continue in full force and effect.

21. Waiver:  The waiver by any Party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any Party, nor shall any waiver operate or be construed as a rescission of this Agreement.

22. No Assignment:  The Parties represent and warrant that no person other than the signatories hereto had or has any interest in the matters referred to in this Agreement, that the Parties have the sole right and exclusive authority to execute this Agreement, and that the Parties have not sold, assigned, transferred, conveyed, or otherwise disposed of any claim, demand or legal right that is the subject of this Agreement.

23. Enforceability; Severability: Wherever possible, each portion of this Agreement shall be interpreted in such a manner as to be valid, effective and enforceable under the applicable law.  If any portion of this Agreement is held to be invalid by a court of competent jurisdiction under the terms hereof, such provision shall be severed herefrom and such invalidity shall not affect any other portion of this Agreement, the balance of which shall remain in, and have its intended, force and effect to the fullest extent permitted by law.  Said unenforceable section, portion or provision shall be deemed not to be a part of this Agreement.  To the extent any provision(s) of this Agreement, including, but not limited to, any provision that relates to the payment and option terms (Section 4 above) and the general releases (Section 5(a) and 5(b) above), is deemed to be illegal, invalid, or unenforceable, the Parties agree to amend such provision(s) and this Agreement to carry out the intent of the Parties set forth in such provision(s) and this Agreement, and to fully incorporate the revised or amended provision(s) into this Agreement.

24. Attorneys’ Fees And Costs:

(a) As a part of this settlement and Agreement, each Party agrees to bear his or its own taxable and non-taxable costs and attorneys’ fees (including but not limited to trial court level and appellate court level attorneys’ fees) expended, incurred, and/or billed in relation to this Agreement, except as provided in paragraph 24(b) below.

(b) The Parties further agree that, in the event of any litigation arising pursuant to, or in connection with, enforcement of any of the provisions of this Agreement (except where Fiorentino challenges the validity of the release of claims under the Older Workers Benefit Protection Act), the prevailing party shall be entitled to an award of all attorneys’ fees and costs expended, incurred and/or billed to enforce this Agreement.  The Parties agree that the provisions of this paragraph 24(b) are limited to enforcement of the terms of this Agreement, and shall not be deemed, interpreted or construed to provide for any Party’s recovery of taxable or non-taxable attorney’s fees and/or costs incurred prior to the date the Parties execute this Agreement, or in matters unrelated to the enforcement of the provisions of this Agreement.

25. Execution:  The facsimile or portable document format (PDF) execution of this Agreement in counterparts by the Parties shall be binding and enforceable.

26. Authority to Execute:   Each of the Parties represents and warrants to the other Parties that he or it has all necessary power and authority to enter into this Agreement, and that all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

27. Copy of Agreement Valid: The Parties agree that executed copies of this Agreement shall be valid and binding, in the event the original executed counterparts to the Agreement are missing.

[Signature Page Follows]

Settlement Agreement Between
Gilbert Fiorentino and Systemax Inc.

IN WITNESS WHEREOF, we have hereunto set our hands and seals to this instrument on the dates listed below.

GILBERT FIORENTINO

/s/ Gilbert Fiorentino

State of Florida                                           )
County of Miami-Dade                             )  ss.:
On the  6  day of May in the year 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared Gilbert Fiorentino, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

SYSTEMAX INC.

By: /s/ Richard Leeds

(Print Name and Title):  Richard Leeds CEO

State of New York                                )
County of  Nassau                               )  ss.:
On the  7  day of May in the year 2011 before me personally came Richard Leeds, to me known, who, being by me duly sworn, did depose and say that he/she is the                 CEO                  of Systemax Inc. which executed the above instrument; and that he/she signed his/her name thereto by authority of Systemax Inc.

/s/ Frederick D. Arnold
Notary Public